                                                                     EXHIBIT 4.4

                                                               EXECUTION VERSION







================================================================================


                               SECURITY AGREEMENT



                                     made by



                             FRENCH FRAGRANCES, INC.



                         and certain of its Subsidiaries



                                   in favor of



                                 HSBC BANK USA,
                               as Collateral Agent



                          Dated as of January 23, 2001


================================================================================
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                                TABLE OF CONTENTS
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SECTION 1.            DEFINED TERMS...............................................................................1

         1.1.     Definitions.....................................................................................1
         1.2.     Other Definitional Provisions...................................................................6

SECTION 2.            GRANT OF SECURITY INTEREST..................................................................6

         2.1.     Grant of Security...............................................................................6
         2.2.     Security for Obligations........................................................................7
         2.3.     Continuing Security Interest....................................................................7
         2.4.     Security Interest Absolute......................................................................7
         2.5.     Grantors Remain Liable..........................................................................8

SECTION 3.            REPRESENTATIONS AND WARRANTIES..............................................................8

         3.1.     Title; No Other Liens...........................................................................9
         3.2.     Perfected First Priority Liens..................................................................9
         3.3.     Chief Executive Office..........................................................................9
         3.4.     Equipment and Books and Records.................................................................9
         3.5.     Intellectual Property...........................................................................9

SECTION 4.            COVENANTS..................................................................................11

         4.1.     Covenants in Indenture.........................................................................11
         4.2.     Maintenance of Insurance.......................................................................11
         4.3.     Payment of Obligations.........................................................................11
         4.4.     Maintenance of Perfected Security Interest; Further Documentation..............................11
         4.5.     Sales of Collateral............................................................................12
         4.6.     Changes in Locations, Name, etc................................................................12
         4.7.     Notices. 12
         4.8.     Intellectual Property..........................................................................13
         4.9.     Post Closing Covenants.........................................................................15

SECTION 5.            REMEDIAL PROVISIONS........................................................................16

         5.1.     Proceeds to be Turned Over to Collateral Agent.................................................16
         5.2.     Application of Proceeds........................................................................17
         5.3.     Code and Other Remedies........................................................................17
         5.4.     Waiver; Deficiency.............................................................................18

SECTION 6.            THE COLLATERAL AGENT.......................................................................18

         6.1.     Collateral Agent's Appointment as Attorney-in-Fact, etc........................................18
         6.2.     Duty of Collateral Agent.......................................................................20
         6.3.     Rights of Collateral Agent.....................................................................20
         6.4.     Execution of Financing Statements..............................................................21
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         6.5.     Authority of Collateral Agent..................................................................21
         6.6.     Replacement of Collateral Agent................................................................22

SECTION 7.            MISCELLANEOUS..............................................................................22

         7.1.     Amendments in Writing..........................................................................22
         7.2.     Notices. 22
         7.3.     No Waiver by Course of Conduct; Cumulative Remedies............................................23
         7.4.     Enforcement Expenses; Indemnification..........................................................23
         7.5.     Successors and Assigns.........................................................................24
         7.6.     Set-Off. 24
         7.7.     Counterparts...................................................................................24
         7.8.     Severability...................................................................................25
         7.9.     Section Headings...............................................................................25
         7.10.    GOVERNING LAW..................................................................................25
         7.11.    Submission To Jurisdiction; Waivers............................................................25
         7.12.    Acknowledgments................................................................................26
         7.13.    Additional Grantors............................................................................26
         7.14.    Releases 26
         7.15.    WAIVER OF JURY TRIAL...........................................................................26
         7.16.    Intercreditor Agreement........................................................................27
         7.17.    Consent to Jurisdiction and Service of Process.................................................27
         7.18.    Effectiveness..................................................................................27


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                                       ii
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                  SECURITY AGREEMENT, dated as of January 23, 2001, made by
French Fragrances, Inc., a Florida corporation (the "Company"), and each of the signatories hereto (together with the Company and any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of HSBC BANK USA, as Collateral Agent (in such capacity, the "Collateral Agent") for the benefit of the Secured Parties (as defined below).


                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the Grantors and HSBC Bank USA, as trustee (the "Trustee"), have entered into that certain Indenture, dated as of January 23, 2001 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Company issued $160,000,000 in aggregate principal amount of 11 3/4% Series A Senior Secured Notes due 2011 (the "Series A Notes") and contemplates exchanging such Series A Notes for $160,000,000 in aggregate principal amount of 11 3/4% Series B Senior Secured Notes due 2011 (the "Series B Notes" and together with the Series A Notes, the "Notes") upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the Company is a member of an affiliated group of companies that includes each other Grantor;

                  NOW, THEREFORE, in consideration of the premises and to induce the Holders (as defined in the Indenture) to purchase the Notes and the Trustee to enter into the Indenture, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

                            SECTION 1. DEFINED TERMS

                  1.1. Definitions. (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.

                  (b) The following terms shall have the following meanings:

                  "Agreement": this Security Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

                  "Arden Acquisition": the acquisition of the Elizabeth Arden Business, pursuant to a Purchase Agreement, dated as of October 30, 2000, as amended, modified or supplemented to the date hereof, between the Company and Unilever, N.V., a Netherlands corporation, and its subsidiaries, including Conopco, Inc., a New York corporation.

                  "Collateral": as defined in Section 2 hereof.

                  "Collateral Account": (i) any collateral account established by the Collateral Agent as provided in Section 5.1 hereof or (ii) any cash collateral account established as provided in Section 4.11 of the Indenture.

                  "Copyright Licenses": any written agreement naming any Grantor as licensor, sublicensor or the equivalent (including, without limitation, those listed in Schedule 5), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

                  "Copyrights": (i) all copyrights, whether or not the underlying works of authorship have been published, and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 5, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

                  "Credit Agreement": means that certain Credit Agreement, dated as of the date hereof, among the Company, the banks party thereto, Fleet National Bank as Administrative Agent, Issuing Bank and Swingline Lender, Credit Suisse First Boston, as Syndication Agent, and Fleet Securities, Inc. and Credit Suisse First Boston, as Joint Lead Arrangers and Joint Book Managers

                  "Designated Permitted Liens": (i) mechanics', carriers', landlords', workmen's, repairmen's and other like Liens arising or incurred in the ordinary course of business and are for amounts not yet overdue or that are being contested in good faith by appropriate proceedings, (ii) other imperfections of title or encumbrances that do not materially impair the continued use and operation of the assets to which they relate in the conduct of the business as conducted on the date hereof, (iii) Liens for Taxes, assessments and other governmental charges not yet due and payable or Liens for Taxes, assessments and governmental charges that may hereafter be paid without penalty or that are being contested in good faith by appropriate proceedings and (iv) Liens arising by operation of law in connection with judgments, which do not give rise to an Event of Default with respect thereto.

                  "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Elizabeth Arden Business": the Elizabeth Arden brands of skin treatment, cosmetics and fragrance products, the Elizabeth Taylor brands of fragrance products and the White Shoulders brand of fragrance products and related assets and liabilities.

                  "Equipment": all of the Grantors' machinery, equipment and furniture, and all attachments, accessories and equipment, acquired in the Arden Acquisition located at (i) the Grantors' distribution center at 1751 Blue Hills Drive, Roanoke, Virginia, (ii) the Grantors' storage facility at 100 First Stamford Place, Stamford, Connecticut and (iii) at the Grantors' business offices at 200 First Stamford Place, Stamford, Connecticut.

                  "Excluded Assets": collectively, Copyright Licenses, Trademark Licenses, Patent Licenses or Trade Secret Licenses to the extent the grant by such Grantor of a security interest therein pursuant to this Agreement in its right, title and interest therein (A) is prohibited by the terms of any contract, agreement, instrument, license or permit governing the terms of such Intellectual Property without the consent of any other party thereto (other than any Grantor), (B) would give any other party (other than any Grantor) to such contract, agreement, instrument, license or permit the right to terminate its obligations thereunder, or (C) is permitted only upon obtaining consents from the other parties thereto (other than any Grantor) which have not been obtained; provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any money or other amounts due or to become due under any such contract, agreement, instrument, license or permit, or in the Proceeds from the Disposition of any such contract, agreement, instrument, license or permit.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Intellectual Property": the collective reference to (i) the Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets and Trade Secret Licenses listed on
         Schedule 5, (ii) all other rights, priorities and privileges relating to intellectual property, including, without limitation, any other Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets and Trade Secret Licenses, and (iii) all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom; provided, however, that Intellectual Property shall exclude (A) intangible assets related to such Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets and Trade Secret Licenses owned by third parties, (B) any intangible assets related to such Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets and Trade Secret Licenses associated with Elizabeth Taylor fragrances and cosmetics and (C) products of the Company and/or its Subsidiaries sold in Colombia under the "Elizabeth Arden," "Arden for Men" and "Body Clear" brand names, in each case with respect to deodorant and antiperspirant products; provided, further, that, with respect to

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         clauses (i) and (ii) above only, such rights, priorities and privileges shall be deemed to be Intellectual Property hereunder only,

                  (a) to the extent acquired in the Arden Acquisition,

                  (b) to the extent a perfected lien (or its equivalent) may be created therein,

                  (c) to the extent products related to such Intellectual Property are manufactured by any Grantor (or its predecessor) at the time the Notes are issued, and

                  (d) to the extent registered, registrable, used or useful in:

                           (i) the United States;

                           (ii) member states of the European Union;

                           (iii) Argentina, Australia, Brazil, Canada,
                  Indonesia, Japan, Korea, Mexico, New Zealand, Puerto Rico, Saudi Arabia, Singapore, South Africa, Switzerland and Taiwan; or

                           (iv) in any other jurisdiction in which the Company
                  or any Subsidiary of the Company avails itself of such jurisdiction's laws to register, file, preserve or otherwise protect or evidence its interest in such Intellectual Property within 90 days of the Arden Acquisition.

                  "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Obligations":  as defined in Section 2.3(a) hereof.

                  "Patent License": all agreements, whether written or oral, providing for the grant by any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in
         Schedule 5.

                  "Patents": (i) all patents, patent applications and patentable inventions, including, without limitation, each patent and patent application identified in Schedule 5, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, and damages and payments for past, present or future infringement thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

                  "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the New York UCC as in effect on the date hereof and, to the extent such definition is no less expansive or inclusive, in any future version of the New York UCC.

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Satisfaction Date": the date on which all Obligations have been paid in full in cash.

                  "Secured Parties": collectively, the Collateral Agent, the Trustee and the Holders of the Notes.

                  "Securities Act": the Securities Act of 1933, as amended.

                  "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes, charges, fees, levies, imposts, duties or other assessments, including income, gross receipts, excise, unemployment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental (including taxes under the Internal Revenue Code of 1986, as amended, section 59A), premium, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, social security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated or estimable, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto, and shall include any liability in respect of Taxes as a transferee or as an indemnitor, guarantor, surety or in a similar capacity under any contract, arrangement, understanding or commitment (whether oral or written).

                  "Trademark License": any agreement, whether written or oral, providing for the grant by any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5.

                  "Trademarks": (i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, in all forms and formatives, including composites, and any use or mark that includes any of the foregoing or any use or mark that is confusingly similar to, or likely to be confused with, any of the foregoing, including, without limitation, each registration and application and identified in Schedule 5, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.

                  "Trade Secret License": any agreement, whether written or oral, providing for the grant by any Grantor of any right to use any Trade Secret, including, without limitation, any of the foregoing referred to in Schedule 5.

                  "Trade Secrets": (i) all trade secrets and all confidential and proprietary information, including know-how, customer lists, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information acquired in the Arden Acquisition, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of any Grantor accruing thereunder or pertaining thereto.

                  1.2. Other Definitional Provisions. (a) The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                  (d) The expressions "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to any Grantor's Obligations shall mean the payment in full, in immediately available funds, of all of such Grantor's Obligations.

                     SECTION 2. GRANT OF SECURITY INTEREST

                  2.1. Grant of Security. Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest (and for the purposes of Quebec, Canada, a hypothec) in, all of the following property now owned or used, or useful to the Grantor by such Grantor (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations (including, but not limited to, $160,000,000 initial aggregate principal amount of the Notes together with accrued and unpaid interest thereon):

                  (a) all Equipment;

                  (b) all Intellectual Property;

                  (c) all books and records pertaining to the Collateral; and

                  (d) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

                  Notwithstanding anything to the contrary in this Agreement, none of the Excluded Assets shall constitute Collateral.

                  2.2. Security for Obligations. This Agreement secures the payment in full in cash of all Obligations under the Indenture and the Notes.

                  2.3. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall:

                  (a) remain in full force and effect until the satisfaction of all obligations of the Grantors under the Indenture, the Security Documents and the Notes (collectively, the "Obligations");

                  (b) be binding upon the Grantors, their successors, transferees and assigns; and

                  (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Trustee and the Holders.

                  2.4. Security Interest Absolute. All rights of the Collateral Agent and the security interests granted to the Collateral Agent hereunder, and all obligations of the Grantors hereunder, shall be absolute and unconditional, irrespective of:

                  (a) any lack of validity or enforceability of the Indenture or any other document or agreement;

                  (b) the failure of the Collateral Agent, the Trustee or any
Holder:

                  (i) to assert any claim or demand or to enforce any right or remedy against any Grantor or any other Person under the provisions of the Indenture or any other document or agreement or otherwise, or

                  (ii) to exercise any right or remedy against any guarantor of, or collateral securing, any Obligations;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other extension, compromise or renewal of any Obligations;

                  (d) any reduction, limitation, impairment or termination of any Obligations for any reason (other than the repayment in full and in cash of all Obligations), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Assignor hereby waives any right to or claim of) any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise or unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

                  (e) any amendment to, rescission, waiver or other modification of, or any consent to departure from, any of the terms of the Indenture or any other document or agreement;

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Obligations; or

                  (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Grantor, any surety or any guarantor.

                  2.5. Grantors Remain Liable. Anything herein to the contrary notwithstanding:

                  (a) Each Grantor will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed;

                  (b) the exercise by the Collateral Agent of any of its rights hereunder will not release Grantors from any of their duties or obligations under any such contracts or agreements included in the Collateral; and

                  (c) neither the Collateral Agent nor any Holder will have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Agreement, nor will the Collateral Agent or any other Collateral Agent or any Holder be obligated to perform any of the obligations or duties of Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Holders to purchase the Notes and the Trustee to enter into the Indenture, each Grantor hereby represents and warrants to the Secured Parties that:

                  3.1. Title; No Other Liens. Such Grantor owns each item of the Collateral free and clear of any and all Liens or claims, except for Designated Permitted Liens. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Indenture.

                  3.2. Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral except for Designated Permitted Liens.

                  3.3. Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 3.

                  3.4. Equipment and Books and Records. On the date hereof, the Equipment (other than mobile goods) and the books and records pertaining to the Collateral are kept at the locations listed on Schedule 4.

                  3.5. Intellectual Property. (a) Except as set forth in
Schedule 5, such Grantor is the owner of or has the right to use (or, in the case of patents and patent applications, to exclude others from using) all of such Intellectual Property free and clear of any Liens (other than Designated Permitted Liens), and is otherwise entitled to use all such Intellectual Property, without limitation, subject only to the license terms of the licensing or franchise agreements referred to in paragraph (c) below.

                  (b) To such Grantor's knowledge, on the date hereof, all Intellectual Property is valid, subsisting, unexpired and enforceable and has not been abandoned.

                  (c) Except as set forth in Schedule 5, on the date hereof (i) none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, and (ii) there are no other agreements, obligations, orders or judgments which affect the use of any Intellectual Property.

                  (d) To such Grantor's knowledge, the rights of such Grantor in or to the Intellectual Property do not conflict with or infringe upon the rights of any third party, and, except as set forth on Schedule 5, no claim has been asserted that the use of such Intellectual Property does or may infringe upon the rights of any third party. To such Grantor's knowledge, there is currently no infringement or unauthorized use of any item of Intellectual Property.

                  (e) To such Grantor's knowledge, no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity or enforceability of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a material adverse effect on the value of the Intellectual Property


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

taken as a whole. Except as set forth on Schedule 5, such Grantor is not aware of any uses of any item of material Intellectual Property that could reasonably be expected to lead to such item becoming invalid or unenforceable including, without limitation, unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses.

                  (f) Except as set forth on Schedule 5, no action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof
(i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein, (ii) alleging that Grantor's operation of the Elizabeth Arden Business infringes any patent, trademark, copyright, or any other right of any third party, (iii) alleging that any material Intellectual Property is being licensed, sublicensed or used in violation of any patent, trademark, copyright or any other right of any third party, or (iv) which, if adversely determined, would have a material adverse effect on the value of the Intellectual Property taken as a whole. To the knowledge of such Grantor and except as set forth on Schedule 5, no Person is engaging in any activity that infringes upon the Intellectual Property or upon the rights of such Grantor therein. Except as set forth on Schedule 5 and except with respect to the licenses granted to Conopco, Inc., such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance or other similar right to any Person with respect to any part of the Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property.

                  (g) Except as set forth on Schedule 5, with respect to each Copyright License, Trademark License and Patent License: (i) such license is valid and binding and in full force and effect and represents the complete and correct agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such Grantor has not received any notice of termination or cancellation under such license; (iii) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; (iv) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such license; and (v) such Grantor is not in material default, and no event has occurred that, with notice and/or lapse of time, would constitute such a material default or permit termination, modification or acceleration under such license.

                  (h) To such Grantor's knowledge, (i) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person, and (ii) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor's Intellectual Property.

                              SECTION 4. COVENANTS

                  Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full in cash:

                  4.1. Covenants in Indenture. Each Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

                  4.2. Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable insurance companies, insurance on all Collateral and, to the extent customary, on all of its other property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Collateral Agent, upon written request, full information as to the insurance carried.

                  (b) Such Grantor will deliver to the Collateral Agent on behalf of the Secured Parties, (i) on the Closing Date, a certificate dated such date showing the amount and types of insurance coverage as of such date, and
(ii) upon request of the Collateral Agent from time to time, full information as to the insurance carried. Each of the Collateral Agent and the Trustee for the benefit of the Secured Parties shall be named as additional insured on all such liability insurance policies of such Grantor and the Collateral Agent shall be named as loss payee on all property and casualty insurance policies of such Grantor with respect to the Collateral.

                  4.3. Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings, (ii) reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and (iii) such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein; provided, however, that if such Collateral is no longer used or useful and there is no intention to use such Collateral in the future, this paragraph shall not apply.

                  4.4. Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall take whatever actions are necessary or desirable to maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2, including but not limited to recording the same in recordal offices of the United States Patent and Trademark Office and the United States Copyright Office and in the appropriate recordal offices of foreign jurisdictions (including payment of all fees) and shall defend such security interest against the claims and demands of all Persons whomsoever.

                  (b) Such Grantor will furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Collateral Agent may reasonably request, all in reasonable detail.

                  (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) or the laws governing Intellectual Property in effect in any jurisdiction with respect to the security interests created hereby.

                  4.5. Sales of Collateral. Such Grantor will not consummate the sale of any Collateral, except as permitted by the Indenture. Notwithstanding the foregoing, such Grantor will not transfer any portion of the Collateral to the Company or any Affiliate of the Company that is not a Guarantor under the Indenture and a party to this Agreement.

                  4.6. Changes in Locations, Name, etc. Such Grantor will not, except (i) upon 30 days' prior written notice to the Collateral Agent and (ii)
(a) the filing of all additional executed financing statements and other documents as may be required by applicable law or reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, the delivery to the Collateral Agent of a written supplement to Schedule 4 showing any additional location at which Equipment (other than mobile goods) or books and records pertaining to the Collateral shall be kept:

                  (i) permit any of the Equipment (other than mobile goods) or books and records pertaining to the Collateral to be kept at a location other than those listed on Schedule 4;

                  (ii) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 3.3; or

                  (iii) change its name, identity or structure to such an extent that any financing statement or other document filed by the Collateral Agent in connection with this Agreement would become misleading;

provided, however, that in the case of the initial name change of the Company, the Company must provide at least two (2) business days prior written notice to the Collateral Agent of such change and satisfy the requirements of clause
(ii)(a) above on or prior to the effective date of such name change.

                  4.7. Notices. Such Grantor will advise the Secured Parties promptly, in reasonable detail, of:

                  (a) any Lien (other than any Designated Permitted Lien) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

                  (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

                  4.8. Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, and (iii) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

                  (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

                  (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

                  (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

                  (e) Such Grantor (either itself or through licensees) will use proper statutory notice in connection with the use of each material Patent, Trademark and Copyright included in the Intellectual Property.

                  (f) Such Grantor will notify the Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

                  (g) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and

Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Secured Parties' security interest in any Copyright, Patent, Trademark or other Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

                  (h) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of material Intellectual Property, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

                  (i) Such Grantor (either itself or through licensees) will not discontinue use of or otherwise abandon any Intellectual Property, or abandon any application or any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor's business and that the loss thereof could not reasonably be expected to have a material adverse effect on the value of the Collateral as a whole.

                  (j) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) promptly notify the Collateral Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

                  (k) If the Company or any Subsidiary of the Company, either by itself or through any agent, employee, licensee or designee, avails itself of the laws of any jurisdiction not listed in the definition of Intellectual Property above to any other jurisdiction's laws to register, file, preserve or otherwise protect or evidence in such jurisdiction its interest in any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets or Trade Secret Licenses included in the Arden Acquisition within 90 days of the Arden Acquisition (for purposes of this Section 4.8(k), the above-described interest is referred to herein as the "Additional-Acquired Intellectual Property"), then (x) to the extent such Additional Acquired Intellectual Property is already Collateral hereunder, the Company or such Subsidiary shall work in good faith with the Collateral Agent to cause the Collateral Agent's security interest in such Additional Acquired Intellectual Property promptly to be perfected (or its equivalent) in such jurisdiction or (y) to the extent such Additional-Acquired Intellectual Property is not already Collateral hereunder, the Company or such Subsidiary agrees that
(i) the provisions of Section 2 shall automatically apply thereto, (ii) any such Additional-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Collateral, (iii) it shall give prompt (and, in any event within 15 days after the date of such acquisition) written notice thereof to the Collateral Agent in accordance herewith, and (iv) it shall provide the Collateral Agent promptly (and, in any event within 15 days after the date of such acquisition) with an amended Schedule 5 hereto and amended schedules to the Intellectual Property Security Agreement reflecting the acquisition of such Additional-Acquired Intellectual Property. Such Grantor authorizes the Collateral Agent to modify this Agreement by amending Schedule 5 hereto and to modify the schedules to the Intellectual Property Security Agreement if such Grantor fails to provide the Collateral Agent with satisfactory amended schedules hereto or thereto within the time period required hereunder (and will cooperate with the Collateral Agent in effecting any such amendment) to include any Additional-Acquired Intellectual Property which becomes part of the Collateral under this Section, and to record any such modified agreement with the applicable Governmental Authorities.

                  (l) Such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its Intellectual Property in substantially the form of Exhibit A in order to record the security interest granted herein to the Collateral Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority.

                  (m) On the Closing Date, such Grantor shall use commercially reasonable efforts to furnish to the Collateral Agent opinions of special foreign counsel duly qualified to practice in the area of intellectual property in each jurisdiction listed on Schedule 7 (the "Primary Jurisdictions") hereto, which opinions shall be dated the date hereof and shall be addressed to the Collateral Agent, in respect of all Collateral secured or purported to be secured pursuant to the Security Agreement in each such jurisdiction, substantially as to the matters set forth in Exhibit B hereto, with such changes as may be required by local law.

                  4.9. Post Closing Covenants(a) . (a) Such Grantor shall promptly perform all acts and pay all required fees and taxes to maintain each and every item of material Intellectual Property in full force and effect and to protect and maintain its interest therein. Such Grantor shall use proper statutory notice in connection with its use of each material Patent, Trademark and Copyright included in the Intellectual Property.

                  (b) Such Grantor shall promptly make all filings and recordations necessary to adequately protect its interest in its material Intellectual Property including, without limitation, recordation of its interests in the Patents and Trademarks with the United States Patent and Trademark Office and in corresponding national and international patent offices in the jurisdictions listed on Schedule 7 and Schedule 8, and recordation of any of its interests in the Copyrights with the United States Copyright Office and in corresponding national and international copyright offices in the jurisdictions listed on Schedule 7 and Schedule 8.

                  (c) Such Grantor will take all steps to use consistent standards of quality in the manufacture, distribution and sale of all products sold and provision of all services to be provided under or in connection with any item of Intellectual Property and will take all steps to ensure that all licensed users of any kind of Intellectual Property use such consistent standards of quality.

                  (d) Within 90 days after the date hereof, such Grantor shall furnish to the Collateral Agent opinions of special foreign counsel duly qualified to practice in the area of intellectual property in each jurisdiction listed on Schedule 7 hereto, in respect of all Collateral secured or purported to be secured pursuant to this Agreement in each such jurisdiction, substantially as to the matters set forth in Exhibit B hereto (but only to the extent such matters were not opined to by any such special foreign counsel in its opinion delivered pursuant to Section 4.8(m) hereto), with such changes as may be required by local law; provided, however, that if such counsel is unable to provide such opinion with respect to any item of Collateral, the Company shall use its commercially reasonable efforts to correct the defect preventing such counsel from providing such opinion; provided, further, that if the Company is unable to correct such defect on commercially reasonable terms, such opinion will nevertheless satisfy the provisions of this clause (d) if and only if the Company delivers an Officers' Certificate certifying that the failure of such Grantor to grant a valid security interest hereunder, and/or the failure to perfect such security interest, in any item of Collateral excepted from such opinion will not materially adversely affect the value of the Collateral.

                  (e) Within 90 days after the date hereof, such Grantor shall furnish to the Collateral Agent certificates of filing of special foreign counsel duly qualified to practice in the area of intellectual property in each jurisdiction listed on Schedule 8 hereto (the "Secondary Jurisdictions"), in respect of all Collateral secured or purported to be secured pursuant to this Agreement in each such jurisdiction, evidencing perfection of all Collateral secured or purported to be secured pursuant to this Agreement in each such jurisdiction; provided, however, that if such counsel is unable to provide such certificate of filing with respect to any item of Collateral, the Company shall use its commercially reasonable efforts to correct the defect preventing such counsel from providing such certificate of filing; provided, further, that if the Company is unable to correct such defect on commercially reasonable terms, such certificate of filing will nevertheless satisfy the provisions of this clause (e) if and only if the Company delivers an Officers' Certificate certifying that the failure of such Grantor to grant a valid security interest hereunder, and/or the failure to perfect such security interest, in any item of Collateral excepted from such certificate of filing will not materially adversely affect the value of the Collateral.

                         SECTION 5. REMEDIAL PROVISIONS

                  5.1. Proceeds to be Turned Over to Collateral Agent. If an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, Cash Equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder or under the Indenture shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided under the Indenture or under Section 5.2 hereof.

                  5.2. Application of Proceeds. At any time after an Event of Default has occurred and is continuing, at the written direction of the Trustee pursuant to Section 10.06 of the Indenture, the Collateral Agent shall apply all or any part of Proceeds constituting Collateral realized through the exercise by the Collateral Agent of its remedies hereunder, whether or not held in any Collateral Account in payment of the Obligations in the following order:

                  First, to pay incurred and unpaid fees and expenses of the Collateral Agent under Section 7.4; and

                  Second, to pay to the Trustee for distribution pursuant to
         Section 6.10 of the Indenture.

                  5.3. Code and Other Remedies. (a) If an Event of Default shall occur and be continuing, the Collateral Agent, at the written direction of the Trustee pursuant to Section 10.06 of the Indenture and on behalf of the Secured Parties, shall exercise, in addition to all other rights and remedies granted to them in this Agreement, the Indenture and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.3, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in the order set forth in Section 5.2 hereof, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(l)(c) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

                  (b) In the event of any Disposition of any of the Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and the applicable Grantor shall supply the Collateral Agent or its designee with such Grantor's know-how and expertise, and with documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property subject to such Disposition, and such Grantor's customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.

                  5.4. Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

                        SECTION 6. THE COLLATERAL AGENT

                  6.1. Collateral Agent's Appointment as Attorney-in-Fact, etc.
(a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                  (i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Intellectual Property or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Intellectual Property or with respect to any other Collateral whenever payable;

                  (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                  (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                  (iv) execute, in connection with any sale provided for in
         Section 5.3, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                  (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask for or demand, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate;
         (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

                  Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

                  (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                  (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Notes, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

                  (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                  6.2. Duty of Collateral Agent. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties' interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.

                  6.3. Rights of Collateral Agent(a) . (a) The Collateral Agent agrees to perform the duties and responsibilities set forth herein, but only such duties and responsibilities and only on the terms and conditions herein stated, and no implied duties or obligations shall be read herein against the Collateral Agent.

                  (b) The Collateral Agent shall not be required to use its own funds in the performance of any of its obligations or duties, or in the exercise of any rights or powers, and shall not be required to take any action which, in the Collateral Agent's sole reasonable judgment, could involve it in expense or liability unless furnished with security and indemnity which the Collateral Agent deems, in its reasonable discretion, to be satisfactory. In no event shall the Collateral Agent be liable for any amount in excess of the Collateral.

                  (c) The Collateral Agent shall not be responsible in any manner for the validity or sufficiency of any property delivered hereunder, or for the value or collectability of any note, check or other instrument so delivered, or for any representations made or obligations assumed by any party other than the Collateral Agent. Nothing herein contained shall be deemed to obligate the Collateral Agent to deliver any cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by the Collateral Agent pursuant to this Agreement.

                  (d) The Collateral Agent may consult with counsel and the advice subsequently confirmed in writing or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

                  (e) The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent entitlement order, approval or other paper or document furnished to the Collateral Agent pursuant to any provision of this Agreement.

                  (f) Anything in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage regardless of the form of action.

                  6.4. Execution of Financing Statements. Pursuant to the New York UCC and any other applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction; provided, however, that this instrument or a photographic or other reproduction of this instrument may not be filed in the State of Florida.

                  6.5. Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  6.6. Replacement of Collateral Agent(a) . (a) A resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent shall become effective only upon the successor Collateral Agent's acceptance of appointment as provided in this Section 6.6.

                  (b) The Collateral Agent may resign in writing at any time and be discharged from the trust hereby created by so notifying the Trustee and the Company. The Trustee may remove the Collateral Agent by so notifying the Collateral Agent and the Company in writing.

                  (c) If the Collateral Agent resigns or is removed or if a vacancy exists in the office of Collateral Agent for any reason, the Trustee shall promptly appoint a successor Collateral Agent (which may be the Trustee, unless the Trustee has resigned or has been removed pursuant to Section 7.08 of the Indenture).

                  (d) If a successor Collateral Agent does not take office within 60 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent, the Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

                  A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent, the Trustee and the Company. Thereupon, the resignation or removal of the retiring Collateral Agent shall become effective, and the successor Collateral Agent shall have all the rights, powers and duties of the Collateral Agent under this Agreement, the other Security Documents and the Indenture. The retiring Collateral Agent shall promptly transfer all Collateral and other property held by it as Collateral Agent to the successor Collateral Agent, provided that all sums owing to the Collateral Agent hereunder have been paid and subject to the Lien provided for in Section 7.4 hereof. Notwithstanding replacement of the Collateral Agent pursuant to this Section 6.6, the Grantors' obligations under Section 7.4 hereof shall continue for the benefit of the retiring Collateral Agent. The Grantors shall take such actions as are necessary or desirable, in the opinion of counsel to the successor Collateral Agent to maintain the perfection of the Liens created by the Security Documents, all at the expense of the Grantors.

                            SECTION 7. MISCELLANEOUS

                  7.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Collateral Agent in accordance with Article 9 of the Indenture, provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Collateral Agent in a written instrument executed by the Collateral Agent in accordance with Section 9.02 of the Indenture.

                  7.2. Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 13.02 of the Indenture; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1.

                  7.3. No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  7.4. Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay or reimburse the Collateral Agent for all its disbursements, advances and expenses incurred in enforcing or preserving any rights under this Agreement, the Indenture and the Notes including, without limitation, the reasonable disbursements and expenses of the Collateral Agent's agents and counsel.

                  (b) Each Grantor agrees to pay, and to save the Collateral Agent harmless from, any and all losses, liabilities or expenses with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  (c) The Company shall pay to the Collateral Agent from time to time reasonable compensation for its services hereunder. The Company shall reimburse the Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Collateral Agent's agents and counsel.

                  (d) The Grantors jointly and severally shall indemnify the Collateral Agent against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Agreement or the other Security Documents, and defending itself against any claim (whether asserted by any Grantor or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Collateral Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Collateral Agent to so notify the Company shall not relieve the Grantors of their obligations hereunder. The Grantors shall defend the claim and the Collateral Agent shall cooperate in the defense. The

Collateral Agent may have separate counsel and the Grantors shall pay the reasonable fees and expenses of such counsel. The Grantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

                  (e) To secure the Grantor's payment obligations in this
Section 7.4, the Collateral Agent shall have a Lien prior to the Notes on all money or property held or collected by the Collateral Agent, except that held in trust to pay principal, interest and Liquidated Damages, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of the Indenture and the resignation or removal of the Collateral Agent.

                  (f) When the Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(ix) or (x) of the Indenture occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  (g) The agreements in this Section shall survive the resignation or removal of the Collateral Agent and repayment of the Obligations and all other amounts payable under the Indenture and the Notes.

                  7.5. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

                  7.6. Set-Off. Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Indenture, the Notes or otherwise, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Party may have.

                  7.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement shall become effective as of the date first above written and be binding upon a Grantor when a counterpart hereof executed on behalf of such Grantor shall have been received by the Collateral Agent.

                  7.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  7.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  7.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS.

                  7.11. Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, the other Security Documents, the Indenture and the Notes, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 7.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  7.12. Acknowledgments. Each Grantor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the other Security Documents, the Indenture and the Notes;

                  (b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement, the other Security Documents, the Indenture or the Notes, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Security Documents, the Indenture or the Notes or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

                  7.13. Additional Grantors. Each Subsidiary of the Company that is required to become a party to this Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

                  7.14. Releases. (a) Subject to Sections 4.11 and 10.03 of the Indenture, at such time as the Notes and the other Obligations shall have been paid in full in cash, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

                  (b) Subject to Sections 4.11 and 10.03 of the Indenture, if any of the Collateral shall be Disposed of by any Grantor in a transaction permitted by the Indenture, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

                  (c) In connection with any release of Collateral hereunder, the Collateral Agent shall be entitled to receive an Officers' Certificate, each stating that all conditions precedent to the release of such Collateral have been complied with by the Grantors.

                  7.15. WAIVER OF JURY TRIAL. EACH GRANTOR AND THE COLLATERAL AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL

ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  7.16. Intercreditor Agreement. The Collateral Agent is hereby directed to execute and deliver the Intercreditor Agreement, dated as of the date hereof, by and between the Collateral Agent and Fleet National Bank, a national banking association, as Administrative Agent, for the banks and other financial institutions from time to time parties to the Credit Agreement, as accepted and consented to by the Company, and to perform its obligations thereunder.

                  7.17. Consent to Jurisdiction and Service of Process. FFI GmbH irrevocably consents to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby. FFI GmbH waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Agreement, the Indenture, Subsidiary Guarantee or the transactions contemplated thereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same. FFI GmbH irrevocably appoints French Fragrances, Inc., 1345 Avenue of the Americas, New York, New York 10105, as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agrees that service of process upon such agent, and written notice of said service to FFI GmbH (Attention: Secretary), by the person serving the same to the address provided in Section 7.2, shall be deemed in every respect effective service of process upon FFI GmbH in any such suit or proceeding. FFI GmbH further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of 10 years from the date hereof.

                  7.18. Effectiveness. As to FFI GmbH, the effectiveness of this Agreement is subject to the Articles of Association of FFI GmbH, as amended on January 22, 2001, being registered with the commercial registry of the Canton of Zug and published with the Swiss Official Gazette ("Schweizerisches Handelsamtsblatt").

                  IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.


                    FRENCH FRAGRANCES, INC.


                    By:    /s/ Oscar E. Marina
                        --------------------------------
                        Name:  Oscar E. Marina
                        Title: Senior Vice President


                    DF ENTERPRISES, INC.


                    By:    /s/ Oscar E. Marina
                        --------------------------------
                        Name:  Oscar E. Marina
                        Title: Secretary


                    FD MANAGEMENT, INC.


                    By:    /s/ Oscar E. Marina
                        --------------------------------
                        Name:  Oscar E. Marina
                        Title: Secretary


                    FFI INTERNATIONAL, INC.


                    By:    /s/ Oscar E. Marina
                        --------------------------------
                        Name:  Oscar E. Marina
                        Title: Secretary


                    FFI GMBH


                    By:    /s/ Oscar E. Marina
                        --------------------------------
                        Name:  Oscar E. Marina
                        Title: Attorney-in-fact

                    HSBC BANK USA,
                    as Collateral Agent on behalf of the Secured Parties


                    By:     /s/ Frank S. Godino
                       --------------------------------------------------------
                         Name:  Frank S. Godino
                         Title: Vice President